UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 16, 2015

STANDARD METALS PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jonathan Spier has been appointed as the Chief Operating Officer of Standard Metals Processing, Inc. (the “Company”) effective January 16, 2015.

Mr. Spier is an entrepreneur and venture capitalist. He started and successfully sold a number of private companies including Premium Concepts Unltd, The Video Express retail chain and the Arthur L apparel design firm.

Mr. Spier acquired majority interest of a bankrupt wholesale manufacturing firm from Wells Fargo in 2000. As CEO, President and majority shareholder he grew the company to over $300 million in annual revenue, with EBITDA in excess of $20 million, representing nearly $800 million at retail, including thirteen licensed product channels, in less than four years. Under Mr. Spier’s direction, the company devised a unique, multi-tiered branding strategy across six divisions with several recognized brand names and employed over 300 professionals, with offices in NYC, Los Angeles, Miami, Korea, China and Guatemala. The company operated in thirty-seven countries across the globe prior to sale of the company in 2006 to Hilco Consumer Capital, a unit of The Hilco Organization with investor partners Goldman Sachs Group and Cerberus Capital Management.

Following the sale, Mr. Spier spent the next seven years as a venture capitalist with investments in a number of private and small cap companies across various industries. During this period, some of his positions included: the Founding Partner and Managing Director of PCES, a joint venture alliance with Pegasus Capital Advisors focusing on ESOP-based private equity acquisitions; a Managing Director of Madison Partners, a NYC based private investment firm; President of S&S Florida Ventures, a South Florida based commercial real estate investment firm and Founder/Managing Director of Rosedown MHP Investments, a real estate investment firm focusing on modular home communities throughout the United States.

Mr. Spier served as a board member of Passport Brands, Inc., a publicly traded consumer products firm and Plexigen, Inc., a North Carolina based Life Sciences firm. He was an Ernst & Young Entrepreneur of the Year Finalist in 2004 and Ernst & Young Entrepreneur of the Year Winner in 2005. He was a long-standing member of the Young President’s Organization  (YPO), a prestigious global network group of Chief Executives and business leaders. Mr. Spier received his BA in Economics from Vassar College in 1982.

There are no familial relationships between Mr. Spier and any officers or directors or any reportable related-party transactions.

Mr. Spier is an investor in the Company. Prior to his consideration and appointment as an officer of the Company, Mr. Spier acquired shares of common stock through the exercise of common stock purchase warrants, participation in the Company’s 2013 tender offer and purchases from non-affiliate third parties. Mr. Spier has been an investor in the Company since 2010 and currently owns 1,525,907 shares.

Mr. Spier’s employment agreement and the press release issued by the Company announcing Mr. Spier’s appointment are attached as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

10.1	Jonathan Spier Employment Agreement

99.1	Press Release issued by Standard Metals Processing, Inc. on January 21, 2015, “Standard Metals Processing, Inc. Names Jonathan Spier Chief Operating Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2015	Standard Metals Processing, Inc.

	By:	/s/ Sharon L. Ullman
Sharon L. Ullman
Chief Executive Officer